Exhibit 10.7

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT (the “Assignment”) is made effective as of this 25th day of April, 2006, by and between APPLE SIX HOSPITALITY, INC., a Virginia corporation (the “Assignor”), and APPLE SEVEN HOSPITALITY TEXAS, L.P., a Virginia limited partnership (collectively, the “Assignee”).

RECITALS

A. The Assignor and Midway Eldridge Hotel Partners, L.P. (“Seller”), have executed a Purchase Contract dated September 29, 2004 (as amended, the “Contract”) whereby Seller agreed to sell, and the Assignor agreed to purchase, certain real property located in Houston, Texas, and more particularly described in the Contract.

B. The Assignor now desires to assign its rights under the Contract to the Assignee.

WITNESSETH

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. The Assignor hereby assigns and conveys to Assignee all of its right, title and interest in, to and under the Contract.

2. Assumption. The Assignee hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day first above written.

ASSIGNOR: APPLE SIX HOSPITALITY, INC., a Virginia corporation

By:	/s/ David Buckley
Name:	David Buckley
Title:	VP

ASSIGNEE: APPLE SEVEN HOSPITALITY TEXAS, L.P., a Virginia limited partnership

By:	Apple Six Texas General, Inc., its general
partner

	By:	/s/ David Buckley
	Name:	David Buckley
	Title:	VP